Exhibit 99.2

Quotient Signs Definitive Agreement to Acquire Crisp Mobile

Combined company expands Quotient’s capabilities in shopper marketing

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--May 2, 2017--Quotient Technology Inc. (NYSE:QUOT), a leading digital promotions, media and analytics company that connects brands, retailers and shoppers, today announced that it has signed a definitive agreement to acquire Crisp Media, Inc., which does business as Crisp Mobile. A mobile marketing and advertising company, Crisp has a proven track record of delivering successful shopper marketing campaigns for consumer packaged goods brands (CPGs) and retailers. Crisp’s deep mobile media expertise, coupled with its advanced technology platform, complements Quotient’s existing promotions and media offerings and is expected to position Quotient to better take advantage of what’s predicted to become a nearly $19.0 billion market1 in the next few years.

“Crisp is a natural fit for Quotient as we expand our efforts in shopper marketing,” said Mir Aamir, President and Chief Operating Officer of Quotient. “We believe the power of our retail network and proprietary shopper data, combined with Crisp’s ability to create and deliver premium and effective mobile ads for CPG brands, puts us in a strong position as the industry rapidly shifts to digital. Additionally, Crisp expands and strengthens our ability to attribute media campaigns to in-store sales.”

Already, Crisp has strong relationships with leading ad agencies and CPGs in the US, working with them to drive in-store sales at specific retailers through interactive mobile advertising. Crisp’s platform seamlessly links data, personalized creative messages and analytics to reach the right shoppers at the right moment on their path to purchase.

Shopper marketing, long the realm of end-of-aisle promotions and point-of-purchase signage, has rapidly transformed as shopper marketing teams turn to mobile to reach shoppers with key product offers and messages before they shop, in store, and after they shop. That is exactly what Crisp has become so skilled at doing.

“We’re thrilled to join Mir, Steven and the Quotient family,” said Jason Young, CEO of Crisp. “There is tremendous opportunity within shopper marketing to reach millions more shoppers digitally than traditional tactics can provide, and we believe Quotient’s scale, solutions and data will make a great combination with the mobile shopper activation business we’ve built at Crisp over the last several years.”

While Crisp will operate as its own brand, Quotient will take advantage of the natural synergies. Young, who comes with 20 years of media experience at Ziff Davis Inc., where he ran the digital media business and eventually served as CEO, will continue to run the team. He will report to Mr. Aamir.

Crisp is headquartered in New York City, with field representatives at key locations, including Bentonville, Arkansas; Chicago, Minneapolis, Dallas and Atlanta. Crisp is backed by Meritage Funds, Intel Capital and EDB Investments.

Acquisition Details

The Company will pay approximately $33.0 million in upfront consideration, comprising cash and stock of $20.0 million and $13.0 million respectively (approximately 1.2 million shares valued based on a 90-day volume weighted average trading price) subject to certain adjustments at closing. Additionally, contingent consideration of up to $24.5 million in cash may become payable upon the achievement of certain financial metrics over a period of one year after closing. The deal is expected to close by the end of Q2 2017.

Conference Call Information

Management will host a conference call and live webcast to further discuss the acquisition during its Q1 2017 earnings call today at 4:30 p.m. EDT/ 1:30 p.m. PDT. Questions that investors would like to see asked during the call should be sent to ir@quotient.com.

To access the call, please dial (877) 201-0168, or outside the U.S. (647) 788-4901, with Conference ID# 1823085 at least five minutes prior to the 1:30 p.m. PDT start time. The live webcast and accompanying presentation can be accessed on the Investor Relations section of Quotient's website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Forward-Looking Statements

This press release contains forward-looking statements concerning Quotient’s current expectations and projections about future events and financial trends affecting its business. Forward looking statements in this press release include Quotient’s current expectations with respect to the acquisition of Crisp and Quotient’s expectations regarding the future demand and behavior of consumers, retailers and CPGs, including the shift to digital. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available to Quotient’s management at the date of this press release and its management's good faith belief as of such date with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, Quotient’s financial performance, including its revenues, margins, costs, expenditures, growth rates and operating expenses, and its ability to generate positive cash flow and become profitable; the financial and business impact of the acquisition of Crisp; the amount and timing of digital promotions by CPGs, which are affected by budget cycles, economic conditions and other factors; Quotient's ability to adapt to changing market conditions, including Quotient’s ability to adapt to changes in consumer habits, Quotient's ability to negotiate fee arrangements with CPGs and retailers; the impact of mobile on Quotient’s platform; Quotient's ability to maintain and expand the use by consumers of digital promotions on its platforms; Quotient's ability to effectively manage its growth; Quotient's ability to successfully integrate acquired companies into its business; Quotient's ability to develop and launch new services and features; and other factors identified in Quotient’s filings with the Securities and Exchange Commission (the "SEC"), including its annual report on Form 10-K filed with the SEC on February 16, 2017. Additional information will also be set forth in Quotient’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Quotient makes with the SEC. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Quotient Technology Inc.

Quotient Technology Inc. (NYSE: QUOT) is a leading digital promotion, media and analytics company that connects brands, retailers and consumers. We distribute digital coupons and media through a variety of products, including digital paperless coupons, digital printable coupons, coupon codes and card-linked offers. We operate Quotient Retailer iQ™, a digital coupon platform that connects into a retailer's point-of-sale system and provides targeting and analytics for manufacturers and retailers. Our distribution network includes our flagship site and app, Coupons.com, as well as Grocery iQ™, Shopmium™ and our thousands of publisher partners. We serve hundreds of consumer packaged goods companies, such as Clorox, Procter & Gamble, General Mills and Kellogg's, as well as top retailers such as Albertsons Companies, CVS, Dollar General, Kroger and Walgreens. Founded in 1998, Quotient is based in Mountain View, Calif. Learn more at Quotient.com, and follow us on Twitter @Quotient.

About Crisp

Crisp has over 15 years’ experience in delivering marketer content via mobile devices. Crisp’s exclusive focus on the Retail and CPG markets means that only Crisp has both the deep vertical knowledge and the proven ability to activate shoppers on the device they use most often: their mobile phone. Crisp provides the industry’s first end-to-end mobile customer activation platform to deliver radically improved mobile experiences for shoppers and marketers alike. These unrivaled experiences, along with a proven ability to deliver results, have made Crisp a trusted partner to many of today’s largest retail and CPG brands.

1 "U.S. Brand Activation Marketing Forecast (2016-2020): Key Findings Report." Association of National Advertisers and PQ Media, April 2016.

CONTACT:
Media Contacts:
Quotient Technology Inc.
Tessa Chen, 650-396-8821
Sr. Communications Manager
Press@quotient.com
or
DKC Communications
Angela Nibbs, 415-644-8832
Vice President
Quotient@dkcnews.com
Investor Relations Contact:
Stacie Clements, 650-605-4535
Vice President, Investor Relations
ir@quotient.com